Exhibit 99.1

Selected Financial Data

The following table shows our selected financial data for the periods and as of the dates indicated, which is derived from the consolidated financial statements. These consolidated financial statements include our accounts, which have been combined with the historical assets, liabilities and operations of our wholesale propane logistics business which we acquired from DCP Midstream, LLC in November 2006, our initial 25% limited liability company interest in DCP East Texas Holdings, LLC, or East Texas, our 40% limited liability company interest in Discovery Producer Services, LLC, or Discovery, and a non-trading derivative instrument, or the Swap, which DCP Midstream, LLC entered into in March 2007, which we acquired from DCP Midstream, LLC in July 2007, our additional 25.1% limited liability interest in East Texas, which we acquired from DCP Midstream, LLC in April 2009, and our acquisition of a 33.33% interest in DCP Southeast Texas Holdings, GP, or Southeast Texas, which we acquired from DCP Midstream, LLC in January 2011. Prior to our acquisition of an additional 25.1% limited liability company interest in East Texas we owned a 25.0% limited liability company interest in East Texas, which was accounted for under the equity method of accounting. Subsequent to our acquisition of an additional 25.1% limited liability company interest in April 2009, we own a 50.1% limited liability company interest in East Texas and account for East Texas as a consolidated subsidiary. These transactions were among entities under common control; accordingly, our financial information includes the historical results of entities and interests contributed to us by DCP Midstream, LLC for all periods presented. The information contained herein should be read in conjunction with, and is qualified in its entirety by reference to, our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Consolidated Financial Statements” contained in this Form 8-K.

Our operating results incorporate a number of significant estimates and uncertainties. Such matters could cause the data included herein to not be indicative of our future financial conditions or results of operations. A discussion on our critical accounting estimates is included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Year Ended December 31,
	2010 (a)	2009 (a)	2008 (a)	2007 (a)	2006
	(Millions, except per unit amounts)
Statements of Operations Data:
Sales of natural gas, propane, NGLs and condensate	$1,162.7	$913.0	$1,672.7	$1,376.5	$1,232.2
Transportation, processing and other	115.3	95.2	86.1	57.4	50.0
(Losses) gains from commodity derivative activity, net (b)	(8.5)	(65.8)	71.7	(87.7)	(1.0)

Total operating revenues (c)	1,269.5	942.4	1,830.5	1,346.2	1,281.2

Operating costs and expenses:
Purchases of natural gas, propane and NGLs	1,032.6	776.2	1,481.0	1,185.6	1,085.7
Operating and maintenance expense	79.8	69.7	77.4	59.3	48.1
Depreciation and amortization expense	73.7	64.9	53.2	40.2	27.4
General and administrative expense	33.7	32.3	33.3	36.2	32.5
Step acquisition — equity interest re-measurement gain	(9.1)	—	—	—	—
Other income	(1.0)	—	(1.5)	—	—
Other income — affiliates	(3.0)	—	—	—	—

Total operating costs and expenses	1,206.7	943.1	1,643.4	1,321.3	1,193.7

Operating income (loss)	62.8	(0.7)	187.1	24.9	87.5
Interest income	—	0.3	6.1	5.6	6.3
Interest expense	(29.1)	(28.3)	(32.8)	(25.7)	(11.5)
Earnings from unconsolidated affiliates (d)	38.2	26.9	29.6	35.8	47.5

Income (loss) before income taxes	71.9	(1.8)	190.0	40.6	129.8
Income tax expense	(0.3)	(0.6)	(0.6)	(0.8)	(1.8)

Net income (loss)	71.6	(2.4)	189.4	39.8	128.0
Net income attributable to noncontrolling interests	(9.2)	(8.3)	(36.1)	(29.8)	(23.9)

Net income (loss) attributable to partners	62.4	(10.7)	153.3	10.0	104.1
Less:
Net income attributable to predecessor operations (e)	(14.4)	(7.4)	(27.6)	(29.4)	(68.8)
General partner interest in net income or net loss	(16.9)	(12.7)	(13.0)	(3.9)	(0.6)

Net income (loss) allocable to limited partners	$31.1	$(30.8)	$112.7	$(23.3)	$34.7

Net income (loss) per limited partner unit-basic and diluted	$0.86	$(0.99)	$4.11	$(1.14)	$1.98

	Year Ended December 31,
	2010 (a) (f)	2009 (a)	2008 (a)	2007 (a)	2006
	(Millions, except per unit amounts)
Balance Sheet Data (at period end):
Property, plant and equipment, net	$1,097.1	$1,000.1	$882.7	$737.2	$423.0
Total assets	$1,813.2	$1,552.3	$1,492.2	$1,458.5	$954.3
Accounts payable	$136.7	$128.6	$107.6	$223.8	$164.9
Long-term debt	$647.8	$613.0	$656.5	$630.0	$268.0
Partners’ equity	$630.7	$448.5	$467.6	$310.1	$398.7
Noncontrolling interests	$220.1	$227.7	$167.7	$155.1	$101.7
Total equity	$850.8	$676.2	$635.3	$465.2	$500.4

Other Information:
Cash distributions declared per unit	$2.438	$2.400	$2.390	$2.115	$1.565
Cash distributions paid per unit	$2.420	$2.400	$2.360	$1.975	$1.230

(a)	Includes the effect of the following acquisitions prospectively from their respective dates of acquisition: (1) our Southern Oklahoma system acquired in May 2007; (2) certain subsidiaries of Momentum Energy Group, Inc. acquired in August 2007; (3) Michigan Pipeline & Processing, LLC acquired in October 2008; (4) certain companies acquired from MichCon Pipeline Company in November 2009; (5) the Wattenberg pipeline acquired from Buckeye Partners, L.P. in January 2010; (6) an additional 5% interest in Collbran Valley Gas Gathering LLC, acquired from Delta Petroleum Company in February 2010; (7) an additional 50% interest in Black Lake Pipeline Company, or Black Lake, acquired from an affiliate of BP PLC in July 2010; and (8) the acquisition of Atlantic Energy from UGI Corporation in July 2010.

Prior to our acquisition of an additional 50% interest in Black Lake, in July 2010, we accounted for Black Lake under the equity method of accounting. Subsequent to this transaction we account for Black Lake as a consolidated subsidiary.

(b)	Includes the effect of the NGL Hedge acquired from DCP Midstream, LLC in April 2009 and the Swap entered into by DCP Midstream, LLC in March 2007 and contributed to us in July 2007. The NGL Hedge was a fixed price natural gas liquids derivative by NGL component which commenced in April 2009 and expired in March 2010. The Swap was for a total of 1.9 million crude oil barrels at $66.72 per barrel.
(c)	We hedge the proportionate ownership of East Texas. Results shown include the unhedged portion of East Texas owned by DCP Midstream, LLC. Our consolidated results depict 75% of East Texas unhedged in all periods prior to the second quarter of 2009 and 49.9% of East Texas unhedged for all periods subsequent to the first quarter of 2009.
(d)	Includes the effect of the acquisition of a 33.33% interest in Southeast Texas and a 40% limited liability company interest in Discovery from DCP Midstream, LLC for all periods presented, as well as our proportionate share of the earnings of Black Lake through July 2010. Earnings for Discovery and Black Lake include the amortization of the net difference between the carrying amount of the investments and the underlying equity of the investments.
(e)	Includes the net income (loss) attributable to our wholesale propane logistics business prior to the date of our acquisition from DCP Midstream, LLC in November 2006, the net income attributable to the acquisition of an initial 25% limited liability company interest in East Texas, a 40% limited liability company interest in Discovery, and the Swap prior to the date of our acquisition from DCP Midstream, LLC in July 2007, the net income attributable to the acquisition of an additional 25.1% limited liability company interest in East Texas prior to the date of our acquisition from DCP Midstream, LLC in April 2009, and the net income attributable to the acquisition of a 33.33% interest in Southeast Texas prior to the date of our acquisition from DCP Midstream, LLC in January 2011.
(f)	On December 30, 2010, we acquired all of the interests in Marysville Hydrocarbons Holdings, LLC (“Marysville”) and accounted for the transaction as a business combination. The preliminary purchase price allocation for the Marysville acquisition was included in our December 31, 2010 audited financial statements as reported in our Form 10-K filed with the SEC on March 1, 2011. We updated our accounting for the Marysville business combination for the fair value of assets acquired and liabilities assumed including intangible assets and property, plant and equipment and goodwill in the condensed consolidated balance sheets included in our March 31, 2011 Form 10-Q filed with the SEC on May 10, 2011 and retrospectively adjusted the December 31, 2010 balance sheet included therein and at Exhibit 99.3 to reflect the impact of these changes.

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